Exhibit 10.5

JOINDER AND AMENDMENT AGREEMENT

JOINDER AND AMENDMENT AGREEMENT, dated as of November 20, 2017 (this “Agreement” or “Joinder and Amendment Agreement”), by and among the Borrower (as defined below), the Guarantors, each New Term Loan Lender party hereto (a “New Term Loan Lender”), each Revolving Credit Lender and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent.  Unless otherwise indicated, capitalized terms used but not defined herein having the meanings provided in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Joinder and Amendment Agreement, dated as of May 29, 2015, the Joinder Agreement, dated as of February 3, 2017, and the Joinder and Amendment Agreement, dated as of October 31, 2017, the “Credit Agreement”), among Nautilus Acquisition Holdings, Inc. (“Holdings”), National Vision, Inc. (the “Borrower”), the lenders or other financial institutions or entities from time to time party thereto and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent and Swingline Lender;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting, pursuant to Section 2.14 of the Credit Agreement and clause (ii)(b) of the definition of Maximum Incremental Facilities Amount, the establishment of New Term Loan Commitments (as defined in the Credit Agreement) in an aggregate principal amount of $570,000,000 (the loans provided thereunder, the “New Term Loans”) to refinance all of the Initial Term Loans outstanding as of the date hereof (including the payment of accrued and unpaid interest and other amounts thereon);

WHEREAS, the Borrower wishes to make certain other amendments to the Credit Agreement as described herein;

WHEREAS, each New Term Loan Lender party hereto has agreed to provide New Term Loans on the terms and subject to the conditions set forth in this Joinder and Amendment Agreement;

WHEREAS, Goldman Sachs Bank USA, KKR Capital Markets LLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Jefferies Finance LLC, UBS Securities LLC, Wells Fargo Securities LLC, Mizuho Bank, Ltd. and Macquarie Capital (USA) Inc. are acting as joint lead arrangers and bookrunners with respect to the arrangement of the New Term Loans (the “Lead Arrangers”);

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  THE NEW TERM LOANS

Each New Term Loan Lender party hereto hereby agrees to commit to provide New Term Loans on the terms set forth in this Joinder and Amendment Agreement and subject solely to the satisfaction (or waiver by the New Term Loan Lenders) of the Effective Date Conditions.

Each New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other New Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as New Term Loan Lender.

The Borrower, the Administrative Agent and the New Term Loan Lenders hereby agree that the Credit Agreement will be amended to provide for the New Term Loans as set forth in this Joinder and Amendment Agreement upon the satisfaction (or waiver by the New Term Loan Lenders) of the Effective Date Conditions.

1.
Terms Generally.  Other than as set forth herein, for all purposes under the Credit Agreement and the other Credit Documents (including this Joinder and Amendment Agreement (unless the context dictates otherwise)), the New Term Loans shall have the same terms as the Initial Term Loans outstanding under the Credit Agreement immediately prior to the Effective Date (as amended as set forth in this Joinder and Amendment Agreement) and shall constitute Initial Term Loans.  All New Term Loans funded shall (i) constitute Obligations and have all of the benefits thereof; (ii) have terms, rights, remedies, privileges and protections identical to those applicable to Initial Term Loans under the Credit Agreement and each of the other Credit Documents; and (iii) be secured by the Liens granted (I) to the Collateral Agent for the benefit of the Secured Parties under the Security Documents and/or (II) to the Secured Parties in their capacity as such (or to any of them).

2.	Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans hereby shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

3.	Administrative Agent Consent. The Administrative Agent hereby consents to each New Term Loan Lender.

4.
Initial Drawing. The New Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Effective Date. Upon the funding of the New Term Loans on the Effective Date, the New Term Loan Commitment of each New Term Loan Lender shall be $0.

5.
Proposed Borrowing. This Agreement represents a request by the Borrower to borrow New Term Loans from each New Term Loan Lender as set forth on the applicable Borrowing notice delivered by the Borrower under the Credit Agreement and pursuant to this Agreement.

6.
New Term Loan Lender. To the extent not already a Lender, each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement that such New Term Loan Lender shall become a “Lender” and an “Initial Term Loan Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. For purposes of Section 12 and Section 13.5 of the Credit Agreement, each Lead Arranger shall be deemed to be an Agent.

7.
Cashless Roll.  Any New Term Loan Lender that is an Initial Term Loan Lender prior to the Effective Date (“Existing Term Loan Lenders”) may elect for a “cashless roll” of all (or such lesser amount as the Lead Arrangers may allocate), of its Initial Term Loans outstanding immediately prior to the Effective Date (the “Existing Term Loans”) by indicating such election on its signature page hereto (such electing New Term Loan Lenders, the “Rollover Lenders”). It is understood and agreed that (i) simultaneously with the making of New Term Loans by each Rollover Lender and the payment to such Rollover Lender of all accrued and unpaid interest and other amounts in respect of such Rollover Amount (as defined below), all (or such lesser amount as the Lead Arrangers may allocate) of the Existing Term Loans held by such Rollover Lender (the “Rollover Amount”) shall be deemed to be extinguished, repaid and no longer outstanding and such Rollover Lender shall thereafter hold a New Term Loan in an aggregate principal amount equal to such Rollover Lender’s Rollover Amount and (ii) no Rollover Lender shall receive any prepayment being made to other Existing Term Loan Lenders holding Existing Term Loans from the proceeds of the New Term Loans to the extent of such Rollover Lender’s Rollover Amount. Notwithstanding anything to the contrary herein or in the Credit Agreement, each Rollover Lender hereby waives any rights or claims to indemnification pursuant to Section 2.10 of the Credit Agreement in respect of its Rollover Amount.  By electing to consummate a “cashless roll”, each Rollover Lender shall also be granting a consent to approve the amendments contemplated hereby.

ARTICLE II.  AMENDMENTS

Subject to the occurrence of (and concurrently with) the Effective Date, each of the New Term Loan Lenders (including the Rollover Lenders) and each of the Revolving Credit Lenders hereby consents to the following amendments to the Credit Agreement:

1.	The definition of “ABR” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (i) the Federal

Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City and (iii) the rate per annum determined in the manner set forth in clause (ii) of the definition of LIBOR Rate plus 1%; provided that, notwithstanding the foregoing, in no event shall the ABR applicable to the Initial Term Loans or Revolving Credit Loans at any time be less than 1.00% per annum. Any change in the ABR due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate or LIBOR Rate shall take effect at the opening of business on the day specified in the announcement of such change.

2.	Clause (i) of the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) (a) for LIBOR Loans that are Initial Term Loans, 2.75% and (b) for ABR Loans that are Initial Term Loans, 1.75%; provided that on or after November 20, 2017, the Applicable Margin with respect to this subclause (i) shall be based on the Borrower’s public corporate credit rating from Moody’s (the “Rating”) in accordance with the pricing grid set forth below:

Level	Rating	LIBOR Loans	ABR Loans
I	Ba3 (stable) or better	2.50%	1.50%
II	Rating which is lower than Ba3 (stable)	2.75%	1.75%

Any change in the Applicable Margin with respect to this subclause (i) resulting from a publicly announced change in the Rating shall be effective during the period commencing on the date of the public anouncement thereof and ending on the date immediately preceding the effective date of the next such change.  In the event there is no Rating from Moody’s or an Event of Default has occurred (each a “Rating Event”), the Applicable Margin with respect to this subclause (i) corresponding to Level II shall apply as of the date of such Rating Event; provided that such Applicable Margin shall continue to so apply to but excluding the date on which such Rating Event shall cease to be continuing (and thereafter, in each case, the pricing level otherwise determined in accordance with this subclause (i) shall apply).

3.	The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“LIBOR Rate” shall mean,

(i) for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to the rate determined by Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period (such rate, “LIBOR”); provided, however, that notwithstanding the foregoing, in no event shall the LIBOR Rate applicable to the Initial Term Loans and Revolving Credit Loans at any time be less than 0.00% per annum, and

(ii) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day.

Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 2.6, in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of LIBOR, and the Administrative Agent shall have given notice of such determination to the Borrower and each Lender of the affected Class of Loans (it being understood that the Administrative Agent shall have no obligation to make such determination and/or to give such notice), then the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the affected Class of Lenders shall have received at least five Business Days’ prior written notice thereof (such notice to include a copy of such amendment) and the Administrative Agent shall not have received, within five Business Days of the date of such notice to such affected Class of Lenders, a written notice from the Required Lenders of the affected Class stating that the Required Lenders of such Class object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this paragraph (but only to the extent LIBOR for the applicable Interest Period is not available or published at such time on a current basis), (x) no Loans of such affected Class may be made as, or converted to, LIBOR Loans, and (y) any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to such Class of LIBOR Loans shall be deemed to be rescinded by the Borrower.

4.	The definition of “Initial Term Loan” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Initial Term Loan” shall mean, (i) with respect to the Initial Term Loans funded on the Closing Date, the meaning provided in Section 2.1(a) and (ii) with respect to the Initial Term Loans funded on November 20, 2017 pursuant to the Joinder and Amendment Agreement to this Agreement dated as of November 20, 2017 among the Borrower, the Administrative Agent and the other parties thereto, the New Term Loans as defined in such Joinder and Amendment Agreement.  For the avoidance of doubt, (i) the Initial Term Loans referenced in clause (i) of the immediately preceding sentence were refinanced in full by the Initial Term Loans referenced in clause (ii) of the immediately preceding sentence and (ii) the Initial Term Loans referenced in the first sentence of Section 2.1(a) shall be the Initial Term Loans funded on the Closing Date.

5.	The definition of “Initial Term Loan Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Initial Term Loan Maturity Date” shall mean November 20, 2024 or, if such date is not a Business Day, the immediately preceding Business Day.

6.	The definition of “Junior Debt” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Junior Debt” shall mean any (i) Indebtedness that is secured by a lien on the Collateral that is junior to the lien securing the Obligations and (ii) Indebtedness in respect of Subordinated Indebtedness.

7.	The following definitions shall be inserted in Section 1.1 of the Credit Agreement in the correct alphabetical placement:

“Permitted Term Loan A Refinancing Indebtedness” shall mean Indebtedness that is permitted to be incurred pursuant to Section 2.14 as New Term Loan Commitments or pursuant to Section 2.15, 10.1(w) or 10.1(x) as Permitted Other Indebtedness hereunder and that (i) does not mature earlier than November 20, 2022 (if such date is not a Business Day, such date shall be the immediately succeeding Business Day), (ii) has a maturity and amortization schedule and mandatory prepayment terms that are consistent with market terms for Term Loan A facilities as reasonably determined by the Borrower acting in good faith and (iii) all of the Net Cash Proceeds (assuming in all cases that such Indebtedness is Permitted Other Indebtedness) therefrom are applied to the prepayment of Initial Term Loans.  For the avoidance of doubt, Permitted Term Loan A Refinancing Indebtedness may not be incurred as Junior Lien Indebtedness.

8.	Sub-clauses (a) and (b) of clause (iii) of the definition of “Permitted Other Indebtedness” in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

(a) except with respect to Permitted Term Loan A Refinancing Indebtedness, the terms of which do not provide for any scheduled repayment, mandatory repayment, or redemption or sinking fund obligations prior to, at the time of incurrence, the Latest Term Loan Maturity Date (other than, in each case, customary offers or obligations to repurchase upon a change of control, asset sale, or casualty or condemnation event, AHYDO payments and customary acceleration rights after an event of default), (b) except with respect to Permitted Term Loan A Refinancing Indebtedness, the covenants, taken as a whole, are not more restrictive to the Borrower and the other Restricted Subsidiaries than those herein (taken as a whole) (except for covenants applicable only to periods after the Latest Term Loan Maturity Date at the time of such refinancing) (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Term Loan Maturity Date at the time of such refinancing); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees),

9.	The last sentence of Section 2.5(b) is hereby amended and restated in its entirety as follows:

The Borrower shall repay to the Administrative Agent, for the benefit of the Initial Term Loan Lenders, (x) on the last Business Day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending closest to December 31, 2017 (each, an “Initial-Term Loan Repayment Date”), a principal amount in respect of each of the Initial Term Loans equal to 0.25% of the outstanding principal amount of Initial Term Loans made on November 20, 2017 and (y) on the Initial Term Loan Maturity Date any remaining outstanding amount of Initial Term Loans (each, an “Initial Term Loan Repayment Amount”).

10.	Section 2.14(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the Borrower; provided that (i) except with respect to Permitted Term Loan A Refinancing Indebtedness, the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Initial Term Loan Maturity Date; (ii) except with respect to Permitted Term Loan A Refinancing Indebtedness, the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the then existing Initial Term Loans; (iii) the pricing, interest rate margins, discounts, premiums, rate floors, fees, and amortization schedule applicable to any New Term Loans shall be determined by the Borrower and the Lenders thereunder; provided that solely in the case of New Term Loans incurred prior to the 18 month anniversary of the Closing Date, if the Effective Yield for LIBOR Loans in respect of such New Term Loans exceeds the Effective Yield for LIBOR Loans in respect of the then existing Initial Term Loans by more than 0.50%, the Applicable Margin for LIBOR Loans in respect of the then existing Initial Term Loans shall be adjusted so that the Effective Yield in respect of the then existing Initial Term Loans is equal to the Effective Yield for LIBOR Loans in respect of the New Term Loans minus 0.50%; and (iv) except with respect to Permitted Term Loan A Refinancing Indebtedness, to the extent such terms and documentation are not consistent with the then existing Initial Term Loans (except to the extent permitted by clause (i), (ii) or (iii) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the Latest Term Loan Maturity Date).

11.	Section 4.3(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

[Reserved].

12.	Section 5.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Except with respect to Permitted Term Loan A Refinancing Indebtedness, in the event that, on or prior to May 20, 2018 (if such date is not a Business Day, such date shall be the immediately succeeding Business Day), the Borrower (i) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Initial Term Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Initial Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Initial Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

13.	Section 9.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Budgets.  Within 90 days (120 days in the case of the fiscal year beginning on December 29, 2013) after the commencement of each fiscal year of Holdings, a budget of Holdings in reasonable detail on an annual basis for such fiscal year as customarily prepared by management of Holdings for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of Holdings or the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood and agreed that such Projections and assumptions as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.

14.	Section 10.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

[Reserved].

15.	Section 10.2(a) of the Credit Agreement is hereby amended by adding a new clause (iii) as follows:

(iii)          any other Subject Lien (without duplication of Liens permitted under clauses (i) and (ii) of this Section 10.2(a)) if (x) the obligations secured by such Subject Lien (“Junior Lien Indebtedness”) are junior to the Obligations and (y) the assets or property secured by such Subject Lien are on Collateral (or immediately upon incurring such Junior Lien Indebtedness such assets or property become Collateral); provided that (i) in the case of Junior Lien Indebtedness that constitutes debt for borrowed money, such Junior Lien Indebtedness complies with clauses (a), (b), and (c) of the definition of Permitted Other Indebtedness and (ii) in the case of Junior Lien Indebtedness that constitutes debt for borrowed money, the applicable holders of such Junior Lien Indebtedness (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (A) in the case of the first such issuance of such Junior Lien Indebtedness, the Collateral Agent, the Administrative Agent and the representative of the holders of such Junior Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement and (B) in the case of subsequent issuances of such Junior Lien Indebtedness, the representative for the holders of such Junior Lien Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the Second Lien Intercreditor Agreement contemplated by this clause (ii).

ARTICLE III.  OTHER TERMS OF THE JOINDER AND AMENDMENT AGREEMENT

1.
Representations and Warranties.  The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by each Credit Party hereto and constitutes the legal, valid and binding obligations of each such Credit Party enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.  The execution, delivery and performance by each Credit Party of this Agreement is within such Credit Party’s corporate powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) conflict with or contravene the terms of any Credit Party’s organizational documents, (b) result in any breach or contravention of, or the creation of any Lien under (other than under the Credit Documents), or require any payment to be made under (i) any Contractual Requirement to which any Credit Party is a party or affecting any Credit Party or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or its property is subject; or (c) violate any applicable law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clauses (b) or (c), to the extent that such conflict, breach, contravention or payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.
Borrower and Guarantor Certifications.  By its execution of this Agreement, each undersigned officer of the Borrower and the Guarantors party hereto, to the best of his or her knowledge, and the Borrower and Guarantors hereby certify that (the “Borrower and Guarantor Certifications”):

a.
no Default or Event of Default exists on the date hereof before or after giving effect to the New Term Loans, the intended use of proceeds of the New Term Loans and the consummation of the other transactions contemplated by this Agreement; and

b.
the representations and warranties made by each Credit Party contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date.

3.	Effective Date Conditions. This Agreement will become effective on the date (the “Effective Date”) on which each of the following conditions (the “Effective Date Conditions”) is satisfied:

a.
The Administrative Agent shall have received from the Borrower, each Guarantor, each New Term Loan Lender and each Revolving Credit Lender a counterpart of this Agreement signed on behalf of such party;

b.
The Administrative Agent, each New Term Loan Lender and each Revolving Credit Lender shall have received the executed legal opinion of (i) Simpson Thacher & Bartlett LLP, special New York counsel to the Credit Parties and (ii) Kilpatrick Townsend & Stockton LLP, special Georgia counsel to the Credit Parties.  The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions;

c.
The Borrower shall have paid all fees, reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Lead Arrangers and the Administrative Agent) of the Lead Arrangers and the Administrative Agent for which invoices have been presented prior to the Effective Date;

d.
The Administrative Agent shall have received good standing certificates (to the extent such concept exists) from the applicable governmental authority (or confirmation from such governmental authority) of each Credit Party’s jurisdiction of incorporation, organization or formation and (I) (A) a certificate of the Credit Parties, dated the Effective Date, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, of each Credit Party, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Credit Party, and attaching the documents referred to in the following clause (B) and (B) (x) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors or other managers of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of each Credit Document to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (y) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of each Credit Party and (z) signature and incumbency certificates of the Authorized Officers of each Credit Party executing the Credit Documents to which it is a party or (II) a certificate of Holdings on behalf of each Credit Party, dated the Effective Date and executed by an Authorized Officer of Holdings, certifying that, except as otherwise indicated therein, there have been no amendments, supplements or modifications since the Closing Date to the documents delivered on the Closing Date pursuant to Sections 6.5(x) and 6.6 of the Credit Agreement, with such certificates pursuant to clauses (I) and (II) above also certifying that after giving effect to the incurrence of the New Term Loans and the use of proceeds therefrom, the Borrower has not incurred Indebtedness pursuant to Section 2.14 of the Credit Agreement in excess of the Maximum Incremental Facilities Amount, calculated in accordance with the terms of the Credit Agreement;

e.
The Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager or any other senior financial officer of the Borrower to the effect that after giving effect to the transactions contemplated by this Agreement, Holdings on a consolidated basis with its Restricted Subsidiaries is Solvent;

f.	The Borrower shall have delivered to the Administrative Agent a Notice of Borrowing in form and substance reasonably satisfactory to the Administrative Agent;

g.	The Borrower shall have delivered a prepayment notice in respect to the prepayment of Existing Term Loans in form and substance reasonably satisfactory to the Administrative Agent;

h.
The Administrative Agent shall have received payment of the aggregate principal amount of all Existing Term Loans outstanding under the Credit Agreement on the Effective Date plus all accrued and unpaid interest and other amounts thereon;

i.	The Borrower and Guarantor Certifications are true and correct; and

j.
Each New Term Loan Lender (including each Rollover Lender) shall have received an upfront fee equal to 0.25 % of the aggregate principal amount of New Term Loans funded (or cashlessly rolled) by such New Term Loan Lender on the Effective Date. The Administrative Agent may net such upfront fees against the proceeds of the New Term Loans to the Borrower.

4.
Tax Forms.  Delivered herewith (if not already delivered previously) to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the New Term Loan Lenders may be required to deliver to the Administrative Agent pursuant to Section 5.4(d) and/or Section 5.4(e) of the Credit Agreement.

5.
Tax Matters.  For U.S. federal and applicable state and local income tax purposes, the parties shall treat all of the New Term Loans (whether issued for cash or in exchange for/conversion of Existing Term Loans) as one fungible tranche.  Solely for purposes of FATCA, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the New Term Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

6.	Recordation of the New Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans in the Register.

7.
Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8.
Entire Agreement.  This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.
GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Section 13.13 of the Credit Agreement is hereby incorporated into this Agreement mutatis mutandis.

10.
Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as would be enforceable.

11.
Counterparts.  This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

12.
WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

13.
Credit Document.  On and after the Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents (it being understood that, for the avoidance of doubt, this Agreement may be amended or waived solely by the parties hereto as set forth herein).

14.
Reaffirmation.  Each Credit Party hereby expressly acknowledges the terms of this Joinder and Amendment Agreement and reaffirms, as of the date hereof, (i) the covenants, guarantees, pledges, grants of Liens and agreements or other commitments contained in each Credit Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Joinder and Amendment Agreement and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the New Term Loans) under each Guarantee, as applicable, (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the New Term Loans) pursuant to the Security Documents and (iv) agrees that after giving effect to this Agreement and the transactions contemplated hereby (A) each Credit Document to which it is a party shall continue to be in full force and effect, (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Joinder and Amendment Agreement and (C) it will prepay (or cause the prepayment of) the Existing Term Loans and accrued and unpaid interest and other amounts (including fees) thereon with the proceeds of the New Term Loans and cash-on-hand.

15.
Effect of Amendment.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the date hereof.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.  This Agreement shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Credit Documents specifically referred to herein.

[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder and Amendment Agreement as of the date first set forth above.

NATIONAL VISION, INC.

By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary

NAUTILUS ACQUISITION HOLDINGS, INC.

By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary

OPTI-VISION FINANCE SERVICES, LLC

By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary

ARLINGTON CONTACT LENS SERVICE, INC.

By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary

VC IV, LLC

By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary

NVAL HEALTHCARE SYSTEMS, INC.

By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary

INTERNATIONAL VISION ASSOCIATES, LTD.

By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary

Agreed and Consented to by:

GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent

By:	./s/ Thomas M. Manning
	Name:	Thomas M. Manning
	Title:	Authorized Signatory